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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

HYPERDYNAMICS CORPORATION
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HYPERDYNAMICS CORPORATION
12012 Wickchester Lane, Suite 475
Houston, Texas 77079
(713) 353-9400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held December 5, 2013

To our Stockholders:

        The Annual Meeting of Stockholders of Hyperdynamics Corporation, a Delaware corporation (the "Company"), will be held at the Westin Galleria Hotel, 5060 West Alabama, Houston, Texas 77056, on Thursday, December 5, 2013 at 9:00 a.m. (CST), for the following purposes:

  1.
  To elect seven directors to serve on our Board of Directors for a term of one year each or until their successors are elected and qualified;

  2.
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending June 30, 2014; and

  3.
  To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

        Only stockholders of record at the close of business on October 15, 2013, which is the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting.

        Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please vote via the Internet at www.proxyvote.com, by telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries, or sign, date and return the enclosed proxy card to us promptly. Your cooperation in signing and returning the proxy will help avoid further solicitation expense.

        The person submitting a proxy may revoke it at any time before the final vote at the Annual Meeting by (a) Internet at www.proxyvote.com, (b) telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries, (c) executing and submitting a later-dated proxy card, (d) providing written notice of revocation to the Secretary of the Company, or (e) voting in person at the Annual Meeting.

        All stockholders are extended a cordial invitation to attend the Annual Meeting.

By Order of the Board of Directors
/s/ ROBERT A. SOLBERG
Houston, TX	Robert A. Solberg
October 22, 2013	Chairman of the Board

        To assure that your shares of common stock will be voted at the meeting, please indicate your voting instructions: (i) over the Internet at www.proxyvote.com, (ii) by telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries, or (iii) by completing and signing the enclosed proxy card and returning it promptly in the enclosed, postage prepaid, addressed envelope. No additional postage is required if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on December 5, 2013.

The proxy materials are available at:
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17141 (Individual Control Numbers necessary to access the proxy materials are provided on the individual Proxy Cards).

PROXY STATEMENT
HYPERDYNAMICS CORPORATION
12012 Wickchester Lane, Suite 475
Houston, Texas 77079
(713) 353-9400

ANNUAL MEETING OF STOCKHOLDERS

To be held December 5, 2013

GENERAL INFORMATION

        The proxy (the "Proxy") included on the enclosed proxy card (the "Proxy Card") is solicited by and on behalf of the Board of Directors ("Board of Directors" or the "Board") of Hyperdynamics Corporation ("Hyperdynamics," the "Company," "we," and "us") for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") at the Westin Galleria Hotel, 5060 West Alabama, Houston, Texas 77056, on Thursday, December 5, 2013 at 9:00 a.m. (CST), and at any adjournment of the Annual Meeting. This Proxy Statement and the accompanying Proxy Card are first being mailed to the Company's stockholders on or about October 24, 2013.

        There are two proposals being presented for your consideration at the Annual Meeting:

  •
  Proposal 1:  To elect seven directors to serve on our Board of Directors for a term of one year each or until their successors are elected and qualified; and

  •
  Proposal 2:  To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending June 30, 2014.

        As of the mailing date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those set forth above, that may be presented for action at the Annual Meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

        Pursuant to rules promulgated by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials, consisting of the Notice of Annual Meeting, the Proxy Statement, the Proxy Card, and our Annual Report on Form 10-K both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. In accordance with SEC rules, you may access our proxy materials at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17141 (Individual Control Numbers necessary to access the proxy materials are provided on the individual Proxy Cards).

        Stockholders may vote (i) via the Internet at www.proxyvote.com by following the instructions contained on that website and using the Individual Control Numbers provided on your individual Proxy Card, (ii) by telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries, (iii) by completing and signing the enclosed Proxy Card and returning it promptly in the enclosed, postage prepaid, addressed envelope, or (iv) at the Annual Meeting in person. Proxies properly executed and delivered by stockholders (via the Internet, telephone or by mail as described above) and timely received by us will be voted at the Annual Meeting in accordance with the instructions contained therein. If you authorize a proxy to vote your shares over the Internet or by telephone, you should not return a Proxy Card by mail (unless you are revoking your Proxy). IF A STOCKHOLDER PROVIDES A PROXY BUT GIVES NO INSTRUCTIONS, SUCH STOCKHOLDER'S SHARES WILL BE VOTED (1) "FOR" THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN, AND (2) "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING JUNE 30, 2014.

        If any other matters are properly presented at the Annual Meeting, the proxy holders will vote your Proxy in their discretion on such matters. You may revoke your Proxy at any time prior to the voting of the Proxy by (a) Internet at www.proxyvote.com, (b) telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries, (c) executing and submitting a later-dated proxy, (d) providing written notice of revocation to the Secretary of the Company, or (e) voting in person at the Annual Meeting.

        The cost of soliciting Proxies, including the cost of preparing, assembling and mailing the proxy material to our stockholders, will be borne by the Company. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's common shares held of record by such persons, and the Company will reimburse them for their related charges and expenses.

        The Board of Directors has set October 15, 2013 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, there were 21,047,478 shares of the Company's common stock issued and outstanding (after giving effect to our recent reverse stock split). Each share of common stock is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting.

        The presence, in person or by Proxy, of a majority of the outstanding shares of common stock on the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and "broker non-votes", which are discussed more fully below, will be treated as shares present at the Annual Meeting for purposes of determining a quorum.

        Directors are elected by a plurality of the votes of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote with a quorum present. The seven persons who receive the greatest number of votes of the holders of common stock represented in person or by Proxy at the Annual Meeting will be elected directors of Company. There is no cumulative voting for our directors or otherwise. Withheld votes and broker non-votes will not be counted for purposes of and will have no effect upon the election of the nominees at the Annual Meeting.

        The proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending June 30, 2014, as well as any other matter properly submitted to stockholders for their consideration at the Annual Meeting, will be approved if a majority of the votes cast at the Annual Meeting are voted "FOR" these proposals. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the ratification of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending June 30, 2014.

        Votes at the Annual Meeting will be counted by an inspector of election, who will be appointed by the Board of Directors or the chairman of the Annual Meeting. If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, the Company may postpone or adjourn the Annual Meeting in order to solicit additional votes. The enclosed Proxy Card requests authority for the proxy holders, in their discretion, to vote the stockholders' shares of common stock with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, Proxies received pursuant to this Proxy Statement will be voted in the same manner described in this Proxy Statement with respect to the original meeting.

        Under New York Stock Exchange ("NYSE") Rule 452, which governs NYSE brokerage members, the election of directors is considered to be a non-routine matter and the election of auditors is considered a routine matter. Brokerage firms may not vote on non-routine matters in their discretion on behalf of their clients if such clients have not furnished voting instructions. A "broker non-vote" occurs when a broker's customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker. For such non-routine matters, the broker cannot vote either FOR or AGAINST a proposal and reports the number of such shares as "non-votes." Because at least one matter to be voted upon at the Annual Meeting is not considered a routine matter under Rule 452, there potentially can be "broker non-votes" at the Annual Meeting. As more fully discussed above, any "broker non-votes" submitted by brokers or nominees in connection with the Annual Meeting will not impact the outcome of the votes for the election of directors. If your broker does not receive voting instructions from you regarding Proposal 2, NYSE Rule 452 grants your broker discretionary authority to vote your shares.

Available Information

        Upon written request, we will provide, without charge, a copy of our Annual Report on Form 10-K and Proxy Statement to any stockholders of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on the Record Date. Any request for a copy of this Proxy Statement should be mailed to Paolo Amoruso, Secretary, 12012 Wickchester Lane, Suite 475, Houston, Texas 77079. We file annual, quarterly and current reports, proxy statements and other information in accordance with the Securities Exchange Act of 1934, as amended, with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, these materials we file electronically with the SEC are available at the SEC's website at www.sec.gov. The SEC's website contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about the operation of the SEC's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE

HELD ON DECEMBER 5, 2013

Copies of our proxy materials, consisting of the Notice of Annual Meeting, the Proxy Statement and our Annual Report are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17141 (Individual Control Numbers necessary to access the proxy materials are provided on the individual Proxy Cards).

 PROPOSAL 1.

ELECTION OF DIRECTORS

Nominees

        Our Amended and Restated Bylaws provide that the number of directors may be fixed from time to time by resolution of our Board of Directors, or if the number is not fixed, the number shall be three. The number of directors is currently fixed at seven. Our Certificate of Incorporation, as currently in effect, provides that all directors are elected at each annual meeting of our stockholders for a term of one year and hold office until their successors are elected and qualified.

        A Board of seven directors is to be elected at this meeting. In the event that the nominees receive a plurality of the votes properly cast in person or by proxy in voting on the election of directors, the nominees will be elected as directors until the next annual meeting of stockholders.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our Company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board of Directors recommends a vote "FOR" the nominees listed below.

        The affirmative vote of a plurality of the shares represented in person or by proxy at the Annual Meeting is required to elect a director. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy "FOR" the persons named as management's nominees for directors of the Company.

Board of Directors

        The following table sets forth the name, age, and positions and offices with us of each of our Directors as of the date of this Proxy Statement. Each of their current terms as our directors expires at the Annual Meeting. There is no family relationship between or among any of the Directors and our Executive Officers. Board of Directors vacancies are filled by a majority vote of the Board of Directors. We have an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Government Relations Committee.

Name	Position	Age
Ray Leonard	Director, CEO and President	60
Robert A. Solberg*	Director and Non-Executive Chairman	67
Herman Cohen*	Director	81
Lord David Owen*	Director	75
William O. Strange*	Director	71
Fred Zeidman*	Director	67
Ian Norbury*	Director	62

*
Independent Director

         Ray Leonard was appointed to the Board of Directors and was appointed CEO and President in July 2009. Mr. Leonard most recently served as the Vice President of Eurasia & Exploration for the newly formed Kuwait Energy Company from December 2006 to June 2009. From January 2005 to November 2006, Mr. Leonard served as the Senior Vice President of International Exploration and Production of MOL Plc. Mr. Leonard also served as Vice President of Exploration & New Ventures for

YUKOS, Russia's second largest oil company, based in Moscow, Russia from February 2001 to December 2004. Prior to joining YUKOS, Leonard held the title of Vice President of Exploration with First International Oil from June 1998 to January 2001. Previously, Mr. Leonard spent 19 years with Amoco, where he began as a geologist and was promoted to the executive level as Vice President of Resource Acquisitions. During his tenure at Amoco, he held a three-year assignment as Division Geologist in West Africa. Mr. Leonard holds a Master of Arts in Geology from the University of Texas-Austin and a Bachelor of Science in Geosciences from the University of Arizona.

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Leonard should serve as a director:

        Leadership Experience—Mr. Leonard has held numerous roles in key executive management over his career including the Vice President of Exploration for YUKOS and First International Oil, and Senior Vice President of Exploration and Production for MOL.

        Industry Experience—Mr. Leonard has worked in the Oil & Gas industry his entire career in various Exploration and Production companies and has presented in numerous international forums on world oil reserves and future industry trends.

        Robert A. Solberg was appointed to the Board of Directors in August 2009 and serves as non-executive Chairman of the Board of Directors. He was the president of Texaco Inc.'s Worldwide Development division from 1998 until his retirement in 2002. Prior to 1998, Mr. Solberg held senior management positions at Texaco, Inc. for operations in the U.S., the Middle East, Asia, Latin America, West Africa and Europe. Mr. Solberg retired in July 2010 after serving as a director and the non-executive chairman of Scorpion Offshore, an offshore drilling company that was traded on the Oslo, Norway stock exchange. Mr. Solberg is also a director and equity participant in JDR Cables Ltd, a privately owned company which supplies custom subsea connection equipment and power cables. Mr. Solberg is a licensed petroleum engineer, and he holds a B.S Degree in Civil Engineering—University of North Dakota (1969).

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Solberg should serve as a director:

        Leadership Experience—Mr. Solberg has held various key executive positions with public companies such as the president of Texaco Inc.'s Worldwide Development division and the chairman of Scorpion Offshore.

        Industry Experience—Mr. Solberg has worked in the Oil & Gas industry his entire career in various Exploration and Production companies.

        Herman Cohen was appointed to the Board of Directors in July 2009. Mr. Cohen has been the owner of Cohen & Woods International since 1998. At Cohen & Woods International, Mr. Cohen specializes in providing strategic planning services to African governments and companies doing business in Africa. Mr. Cohen also served as a Senior Advisor to the Global Coalition for Africa from 1993-1998 under contract to the World Bank. Previous to his position at the World Bank, Mr. Cohen served in the U.S. Foreign Service from 1955-1993. During his diplomatic career, Mr. Cohen served as the U.S. Ambassador to Senegal and Gambia from 1977 to 1980, and from 1989 to 1993 Mr. Cohen served as assistant secretary of state for African Affairs under President George H.W. Bush.

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Cohen should serve as a director:

        Leadership Experience—As reflected above, Mr. Cohen has held numerous positions within the U.S. Government of significant responsibility including, among others, the American Ambassador to Senegal and the U.S. assistant secretary of state for African Affairs.

        William O. Strange was appointed to the Board of Directors in November 2010. Mr. Strange was an audit partner with Deloitte & Touche LLP prior to his retirement in May 2005. He joined the international accounting firm in 1964 and became a partner in 1976. During his 41 years with Deloitte & Touche LLP he specialized in audits of SEC registrants for a variety of publicly traded energy clients in exploration and production, petrochemicals, pipelines and oil services. Since 2005 he has been engaged in independent financial and accounting consulting services. Mr. Strange is a graduate of the University of Oklahoma and lives in Houston. He is on the Audit Committee of the Presbytery of the New Covenant, the governing body for Presbyterian Churches in the Gulf Coast area. He has served as the President of the Petroleum Club of Houston and as a member of the Major Cases Committee of the Texas State Board of Public Accountancy.

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Strange should serve as a director:

        Leadership Experience—Mr. Strange worked over 41 years for Deloitte & Touche LLP, including 29 years as an audit partner. While at Deloitte & Touche LLP, most of his clients were in the energy industry, including many exploration and production companies and he spent the vast majority of his time working on clients which reported to the SEC. He has also lived overseas and understands foreign operations.

        Financial Experience—In addition to his over 41 years at Deloitte & Touche LLP, Mr. Strange was considered a Senior Technical Partner at Deloitte & Touche LLP. He has extensive knowledge of energy industry economics and business methods. He has worked with more than 20 audit committees of public company clients and understands the best practices of audit committees.

        Lord David Owen was appointed to the Board of Directors in September 2009. Since 2002, Lord Owen has been the non-executive chairman of Europe Steel, Ltd., and from 1996 to April 2011, the non-executive director of the U.S. healthcare company, Abbott Laboratories, Inc. (NYSE: ABT). He was also the chairman of YUKOS International U.K. B.V., part of the former Russian oil company, YUKOS, from 2002 until 2005. Prior to that, he was Executive Chairman of Global Natural Energy Ltd, a metals trading company with interests in gasoline stations in the United Kingdom. Lord Owen was also a member of the advisory board of Terra Firma Capital Partners from 2004 until 2008. He served as a Member of the British Parliament for 26 years and is currently a Member of the House of Lords. In Government Lord Owen was appointed to a number of posts in the British Government including Navy Minister, Health Minister and from 1977 to 1979 British Secretary of State for Foreign and Commonwealth Affairs. During that time he was heavily involved in diplomatic activity in both South and West Africa. Lord Owen was the opposition Labor Party spokesman on Energy from 1979 until 1980. He co-founded the British Social Democratic Party in 1981 and served as its leader from 1983 until 1990. From 1992-95 he was the EU peace negotiator in the former Yugoslavia.

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Lord Owen should serve as a director:

        Leadership Experience—Lord Owen has held numerous responsible roles in the British Government and international roles. He also has served on various boards of public companies.

        Fred Zeidman was appointed to our Board of Directors in December 2009. Mr. Zeidman was a director from August 2008 to September 2011 for SulphCo Inc., a publicly traded crude oil field technology oil service company. In March 2008, Mr. Zeidman was appointed the Interim President of Nova Biosource Fuels, Inc. ("Nova"), a publicly traded biodiesel technology company, and served in that position until the company's acquisition in November 2009 and as a Nova director since June 2007. From August 2009 through November 2009, Mr. Zeidman was appointed Chief Restructuring Officer for Transmeridian Exploration, Inc. and served in that position until its sale in November 2009. Mr. Zeidman has been Bankruptcy Trustee of AremisSoft Corp since 2004. Mr. Zeidman currently serves as Chairman Emeritus of the University of Texas Health Science System Houston, he serves as interim Chief Financial Officer of the Texas Heart Institute, and on the Board of the Memorial Hermann System. Mr. Zeidman is Chairman of the Board of Petroflow Energy and a Director of Lucas Energy Inc., Straight Path Communications Inc. and Petro River Oil. Mr. Zeidman served as Chairman of the United States Holocaust Memorial Council from March 2002 through September 2010. Mr. Zeidman was on the board of Compact Power, Inc., an energy storage systems company from November 2007 to November 2009. Mr. Zeidman has served on the board of Prosperity Bank for 26 years. He also served as CEO, President and Chairman of the Board of Seitel Inc., an oil field services company, from June 2002 until its sale in February 2007. Mr. Zeidman served as a Managing Director of the law firm Greenberg Traurig, LLP from July 2003 to December 2008. Mr. Zeidman holds a Bachelor's degree from Washington University in St. Louis and a Masters in Business Administration degree from New York University.

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board of Directors to conclude that Mr. Zeidman should serve as a director:

        Leadership Experience—Mr. Zeidman has served in numerous roles of executive and directorship responsibility including serving on the board of Prosperity Bank for 26 years and acting as Chairman of the United States Holocaust Memorial Council.

        Financial Experience—Mr. Zeidman has a Masters in Business Administration degree and was the Chief Restructuring Officer for Transmeridian Exploration.

        Ian Norbury joined the Board of Directors in January 2013. Mr. Norbury is a Director of Hannon Westwood, a U.K. firm providing consultancy services for the oil and gas industry. Prior to joining Hannon Westwood in 2003, Mr. Norbury held various positions with Amerada Hess International since 1985, most recently as Executive Manager, Exploration with responsibility for worldwide exploration performance, including West Africa. He previously held senior geologist positions with Conoco and Amoco. Mr. Norbury earned his BSC in Geology and Geography at the University of London.

        In addition to the professional and education background and experience described above, the following experience, qualifications, attributes and/or skills led the Board to conclude that Mr. Norbury should serve as a director:

        Leadership Experience—Mr. Norbury has held various key executive positions such as the executive manager of exploration at Amerada Hess International.

        Industry Experience—Mr. Norbury has worked in the Oil & Gas industry his entire career in various Exploration and Production companies.

Executive officers

        Paul C. Reinbolt, 58, became our Executive Vice President and Chief Financial Officer in August 2011. He has over 30 years of previous experience with Marathon Oil Corporation in various management positions in finance, treasury and accounting. Mr. Reinbolt was appointed Vice President, Finance and Treasurer of Marathon Oil Corporation effective January 2002 and held that post until

July 2011. Mr. Reinbolt holds a Bachelor of Science degree in accounting and a Master of Business Administration degree in finance from Miami University in Oxford, Ohio. He is on the board of directors of Oil Investment Corporation Ltd. and Oil Casualty Investment Corporation Ltd. He also serves as a member of the Business Advisory Council for the Farmer School of Business at Miami University. Mr. Reinbolt notified us that he will resign his positions with us effective December 31, 2013.

        Jason D. Davis, 41, became our Chief Financial Officer, Principal Accounting Officer and Corporate Secretary in July 2009. In August 2010, Mr. Davis stepped down as the Chief Financial Officer and in June 2013 relinquished the position of Corporate Secretary. He currently serves as the Vice President of Finance and Treasurer. Mr. Davis is a licensed certified public accountant and has served in various financial positions for several companies including the Assistant Controller at Isolagen, Inc (AMEX: ILE) from March 2004 to August 2005, the Manager of SEC Reporting at Texas Genco, LLC from August 2005 to June 2006, and the Controller at Particle Drilling Technologies, Inc. (PDRT.PK) from June 2006 to June 2009. Mr. Davis also served as the interim Chief Financial Officer for Particle Drilling Technologies, Inc. from January 2009 to June 2009. Mr. Davis was an accountant with Deloitte & Touche LLP after obtaining his BBA in Accountancy and Taxation from the University of Houston in 1997 until 2003.

        David Wesson, 54, became our Principal Accounting Officer in October 2011. Since 2010, Mr. Wesson has served as our Controller, and he will continue to serve in that capacity. From 1988-2009, he was employed by Swift Energy Company, serving as Controller from 2001-2009. He previously worked at Tenneco Oil Company as a Senior Accountant/Financial Analyst. Mr. Wesson received a BBA in Accounting from Texas Tech University. He is a licensed Certified Public Accountant.

        Paolo Amoruso, 43, became our Vice President of Commercial and Legal Affairs in July 2011 and Corporate Secretary in June 2013. From June 2010, to July 2011, Mr. Amoruso served as our Director of Commercial and Legal Affairs. From 2003 - 2010, Mr. Amoruso was employed by Devon Energy Corporation, serving as Assistant General Counsel—International Division from 2004 - 2010. He previously worked at Shell Oil Company as Tax Counsel beginning in 1998 with a focus on mergers and acquisitions. Mr. Amoruso holds an LL.M. in Taxation from the New York University School of Law, a Juris Doctorate, Masters in Business Administration, and a B.S. in Economics from the University of Houston. He is licensed to practice law in the State of Texas.

        Michael Palmer, former officer, submitted his resignation to us resigning his positions with us and our subsidiaries. His resignation was effective on May 31, 2013.

Vote Required; Recommendation of the Board of Directors

        The affirmative vote of a plurality of the shares represented at the Annual Meeting is required to elect a director. Cumulative voting is not permitted in the election of directors. Withheld votes and broker non-votes will not be counted for purposes of and will have no effect upon the election of the nominees at the Annual Meeting. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy "FOR" the persons named as nominees for directors of the Company.

The Board recommends a vote FOR the election of each of the nominees.

 BOARD OF DIRECTORS

Board Meetings During Fiscal Year 2013

        The Board of Directors held ten meetings during the fiscal year ended June 30, 2013.

Director Independence

        Our common stock is listed on the NYSE. We use SEC Rule 10A-3 and the NYSE definition of Independent Director in determining whether a director is independent in the capacity of director and in the capacity as a member of a Board committee. In determining director independence, we have not relied on any exemptions from any rule's definition of independence.

        Directors serving on our Audit Committee must also comply with additional NYSE requirements as follows:

  (a)
  The director must not have participated in the preparation of our financial statements or any current subsidiary at any time during the past three years; and

  (b)
  The director is able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement.

        We currently have a total of seven directors, six of whom are Independent Directors. The Board has determined that the following Directors are independent under SEC Rule 10A-3 and the NYSE listing standards because they have no relationship with the Company (other than being a Director and stockholder of the Company): Fred Zeidman, William O. Strange, Robert A. Solberg, Herman Cohen, Lord David Owen and Ian Norbury.

Board Committees

Committee Assignments

        The table below reflects the composition of the committees of the Board.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Government Relations Committee	Technical Committee
Robert A. Solberg*	Member	Chairman	Chairman		Member
William O. Strange	Chairman	Member	Member
Ray Leonard				Member	Member
Lord David Owen			Member	Chairman
Fred Zeidman	Member	Member	Member	Member
Herman Cohen		Member	Member	Member
Ian Norbury			Member	Member	Chairman

*
Chairman of the Board.

        The Audit Committee of the Company reviews the adequacy of systems and procedures for preparing the financial statements and the suitability of internal financial controls. The Audit Committee also reviews and approves the scope and performance of the Company's independent registered public accounting firm. Messrs. Zeidman, Solberg and Strange are the members of the Audit Committee. All committee members are independent. Mr. Strange is the chairman of the Audit Committee and a financial expert based on his experience as an audit partner at Deloitte & Touche LLP. The Audit Committee has a written charter, which is available at the Company's website at www.hyperdynamics.com. The Audit Committee reviews and assesses the adequacy of the Audit

Committee charter annually. During the year ended June 30, 2013, the Audit Committee met four times.

        The members of our Compensation Committee are Messrs. Cohen, Solberg, Zeidman and Strange. Mr. Solberg is the chairman of the Compensation Committee. All committee members are independent. During the year ended June 30, 2013, the Compensation Committee met two times. The Compensation Committee has a written charter, which is available at the Company's website at www.hyperdynamics.com.

        The Compensation Committee reviews the performance of the Company's executive personnel and develops and makes recommendations to the Board of Directors with respect to executive compensation policies. The Compensation Committee is empowered by the Board of Directors to establish and administer the executive compensation programs of the Company. The details of the processes and procedures for the consideration and determination of executive and director compensation are described in the section entitled "Executive Compensation—Compensation Discussion and Analysis." The objectives of the Compensation Committee are to attract and retain key individuals who are important to the continued success of Hyperdynamics and to provide strong financial incentives, at reasonable cost to stockholders, for senior management to enhance the value of the stockholders' investment.

        The members of our Nominating and Corporate Governance Committee are Messrs. Solberg, Owen, Zeidman, Strange, Cohen and Norbury. Mr. Solberg is the chairman of the Nomination and Corporate Governance Committee. All committee members are independent. During the year ended June 30, 2013, the Nomination and Corporate Governance Committee did not meet. Though neither the Board of Directors nor the Nominating and Corporate Governance Committee has a formal policy concerning diversity, the Board of Directors values diversity on the Board and believes diversity should be considered in the director identification and nominating process. The Nominating and Corporate Governance Committee has a written charter, which is available at the Company's website at www.hyperdynamics.com.

        The members of our Government Relations Committee are Messrs. Cohen, Leonard, Owen, Norbury and Zeidman. Messrs. Cohen, Owen, Norbury and Zeidman are independent. Mr. Owen is the chairman of the Government Relations Committee. During the year ended June 30, 2013, the Governmental Relations Committee met four times. The Governmental Relations Committee does not have a charter.

        The members of our Technical Committee are Messrs. Solberg, Leonard and Norbury. Messrs. Solberg and Norbury are independent. Mr. Norbury is the chairman of the Technical Committee. The Technical Committee was formed on June 18, 2013 and did not meet during the year ended June 30, 2013. The Technical Committee does not have a charter.

Director Nominees

        Our stockholders may propose director nominees for consideration by the Company's Nominating and Corporate Governance Committee by submitting to our Secretary at 12012 Wickchester Lane, Suite 475, Houston, Texas 77079, a completed and signed questionnaire with respect to the background and qualification of such nominee and a representation and agreement (in the form provided by the Secretary of the Company upon written request) in accordance with Article I, Section 10 of our Amended and Restated Bylaws. Our Nominating and Corporate Governance Committee will consider consistent with the committee's charter and our Corporate Governance Guidelines all director nominees properly submitted by our stockholders in accordance with our Amended and Restated Bylaws. Stockholders who wish to nominate candidates for election to our Board of Directors at our Annual Meeting of Stockholders must follow the procedures outlined in "Stockholder Proposals" set forth below and our Amended and Restated Bylaws.

Executive Sessions of Independent Directors

        NYSE rules require that our Independent Directors meet in regularly scheduled executive sessions without management present. Robert A. Solberg, the Chairman of our Board of Directors, is the presiding Independent Director at these executive sessions. The non-management directors met in executive sessions four times during the fiscal year ended June 30, 2013.

Board Leadership Structure and Risk Oversight

        Board of Directors Leadership Structure.    Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer. Our Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interests of the Company and our stockholders at any given time. The Board currently believes that separating the positions of CEO and Chairman is the best structure to fit the Company's needs. This structure ensures a greater role for the Independent Directors in the oversight of the Company and active participation of the Independent Directors in setting agendas and establishing priorities and procedures for the work of the Board. As described above, the Audit, Compensation, and Nominating and Corporate Governance Committees are comprised entirely of Independent Directors. The Board also believes that this structure is preferred by a significant number of the Company's stockholders.

        Board of Directors Risk Oversight.    The Board's role in the Company's risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate "risk owner" within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board during the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Audit Committee Report

        The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 90 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence. Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

Members of the Audit Committee:
/s/ ROBERT A. SOLBERG
/s/ FRED ZEIDMAN
/s/ WILLIAM O. STRANGE

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended June 30, 2013, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Micheal Palmer, a former officer, filed late one Form 4.

Code of Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and our directors and officers. We will provide without charge a copy of our Code of Business Conduct and Ethics upon request. Such request should be directed in writing to: Paolo Amoruso, Secretary, Hyperdynamics Corporation, 12012 Wickchester Lane, Suite 475 Houston, TX 77079, voice: (713) 353-9400, fax: (713) 353-9421. Our Code of Business Conduct and Ethics is available on our website at www.hyperdynamics.com.

Certain Transactions, Corporate Governance

Conflicts of Interest

        We have a conflict of interest policy governing transactions involving related parties. In accordance with the policy, transactions involving related parties must be pre-approved by the Audit Committee, which is comprised of Independent Directors.

        We did not enter into any transactions involving amounts in excess of $120,000 (or 1% of the average of our total assets for the last two years), excluding employment relationships, with related parties since July 1, 2012, the beginning of the last fiscal year.

Corporate Governance Guidelines

        We have adopted a set of Corporate Governance Guidelines that provide the framework for the governance of the Company and reflect the Board of Directors' belief that sound corporate governance policies and practices provide an essential foundation for the Board in fulfilling its oversight responsibilities. Our Corporate Governance Guidelines are available at the Company's website at www.hyperdynamics.com.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

        The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of shares of common stock after giving effect to our recent reverse stock split by (1) each person known to us that owns beneficially more than 5% of the outstanding shares of common stock, (2) each of our directors, (3) each of our executive officers, and (4) all of our executive officers and directors as a group. As of the Record Date, we had 21,047,478 (after giving effect to our recent stock split) shares of common stock outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act. In computing the number of shares beneficially owned by a person or group and the percentage ownership of that person or group, shares of our common stock subject to options currently exercisable or exercisable within 60 days after the Record Date are deemed outstanding, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The address of each director and officer named in the below table is c/o Hyperdynamics Corporation, 12012 Wickchester Lane, Suite 475 Houston, TX 77079.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class
BlackRock, Inc.	2,504,041	(1)	11.90%
Ray Leonard	314,985	(2)	1.50
Robert A. Solberg	109,862	(3)	*
Lord David Owen	130,028	(4)	*
Herman Cohen	27,625	(5)	*
Fred Zeidman	23,375	(6)	*
William O. Strange	19,125	(7)	*
Ian Norbury	6,750	(8)	*
Jason Davis	53,871	(9)	*
Michael Palmer (former officer)	40,980	(10)	*
Paul Reinbolt	70,273	(11)	*
David Wesson	26,560	(12)	*
Paolo Amoruso	31,498	(13)	*
Directors and Executive Officers as a group (12 persons)	854,932		4.06

*
Less than 1%

(1)
Based on the total of Schedules 13F filed for the period ended June 30, 2013. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)
This amount includes: 157,375 shares of common stock and options to purchase 157,610 shares of common stock

(3)
This amount includes: 48,862 shares of common stock and options to purchase 61,000 shares of common stock.

(4)
This amount includes: 102,528 shares of common stock and options to purchase 27,500 shares of common stock.

(5)
This amount includes: 7,625 shares of common stock and options to purchase 20,000 shares of common stock.

(6)
This amount includes: 1,375 shares of common stock and options to purchase 22,000 shares of common stock.

(7)
This amount includes: 4,125 shares of common stock and options to purchase 15,000 shares of common stock.

(8)
This amount includes: 6,750 shares of common stock.

(9)
This amount includes: 5,625 shares of common stock and options to purchase 48,246 shares of common stock.

(10)
This amount includes: 12,433 shares of common stock and options to purchase 28,547 shares of common stock.

(11)
This amount includes: 16,250 shares of common stock and options to purchase 54,023 shares of common stock.

(12)
This amount includes: 5,938 shares of common stock and options to purchase 20,622 shares of common stock.

(13)
This amount includes: 6,250 shares of common stock and options to purchase 25,248 shares of common stock.

Equity Compensation Plan Information

        The following table gives aggregate information under all equity compensation plans of Hyperdynamics as of June 30, 2013.(1)

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)(1)
	A	B	C
Equity compensation plans approved by security holders	1,361,509	$13.12	345,906
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	1,361,509	$13.12	345,906

(1)
All numbers in the table above reflect the impact of our recent reverse stock split.

        The Stock and Stock Option Plan (the "1997 Plan") of Hyperdynamics was adopted May 7, 1997 and amended on December 3, 2001, on January 21, 2005, and on February 20, 2008. The total number of shares authorized under the Plan, as amended, was 1,750,000, after giving effect to our recent reverse stock split. The Board terminated the 1997 Plan effective upon stockholder approval of the 2010 Equity Incentive Plan (the "2010 Plan").

        Our 2008 Restricted Stock Award Plan (the "2008 Plan") was adopted on February 20, 2008. The total number of shares authorized under the 2008 Plan was 375,000, after giving effect to our recent reverse stock split. The Board terminated the 2008 Plan effective upon stockholder approval of the 2010 Plan.

        On February 18, 2010, at our annual meeting of stockholders, the stockholders approved the 2010 Plan. On February 17, 2012 the 2010 Plan was amended to increase issuable shares from 625,000 to 1,250,000, in each case after giving effect to our recent reverse stock split.

        The 2010 Plan provides for the grants of shares of common stock, restricted stock units or incentive stock options and/or nonqualified stock options to purchase our common stock to selected employees, directors, officers, agents, consultants, attorneys, vendors and advisors. Shares of common stock, options, or restricted stock can only be granted under the Plan within 10 years from the effective date of February 18, 2010. A maximum of 1,250,000 shares, after giving effect to our recent reverse stock split, are issuable under the 2010 Plan.

        The purpose of the Plan is to further our interest, and the interest of our subsidiaries and our stockholders by providing incentives in the form of stock or stock options to key employees, consultants, directors, and vendors who contribute materially to our success and profitability. We believe that our future success will depend in part on our continued ability to attract and retain highly qualified personnel as employees, independent consultants, and directors. The issuance of stock and grants of options will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in us, thus enhancing their personal interest in our continued success and progress. We pay wages, salaries, and consulting rates that we believe are competitive. We use the 2010 Plan to augment our compensation packages.

        The following table provides a reconciliation of the securities remaining available for issuance as of June 30, 2013 under the 2010 Plan:

2010 Plan(1)
Shares available for issuance, June 30, 2012	255,502
Increase in shares available for issuance	—
Stock options granted	(247,197)
Previously issued options cancelled or expired	337,601

Shares available for issuance, June 30, 2013	345,906

(1)
All numbers in the table above reflect the impact of our recent reverse stock split.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Our compensation discussion and analysis for the fiscal year ended June 30, 2013 discusses the compensation for our Named Executive Officers ("NEO's") who are reflected in the Summary Compensation Table below. In this compensation discussion and analysis, the terms "we" and "our" refer to Hyperdynamics Corporation, and not the Compensation Committee.

Compensation Objectives and Elements

What are the objectives of our executive officer compensation program?

        The objectives of the Compensation Committee of the Board of Directors in determining executive compensation are to (1) attract and retain key individuals who are important to the continued success of Hyperdynamics, and (2) provide strong financial incentives, at reasonable cost to the stockholders, for senior management to enhance the value of the stockholders' investment.

What is our executive officer compensation program designed to reward?

        Our compensation program is designed to reward individuals for the achievement of our business goals and to foster continuity of management by encouraging key individuals to maintain long-term careers with Hyperdynamics.

What are the elements of our executive officer compensation program and why do we provide each element?

        The elements of compensation that the Compensation Committee uses to accomplish these objectives include base salaries, bonus, and long term incentives in the form of stock and stock options. We also provide perquisites to certain executives and health and insurance to all employees. The elements of compensation that we offer help us to attract and retain our officers. The specific purpose of each element is outlined below.

Base Salaries

        We provide fixed annual base salaries as consideration for each individual's performance of his or her job duties. Salaries are set based on level of responsibility, skills, knowledge, experience, and contribution to Hyperdynamics' business.

Bonus

        Bonuses may be awarded as part of annual salary and it is a component of variable compensation. Bonuses are based on goals and objectives that each employee must meet during the fiscal year. Each employee is given a target bonus percentage and the Compensation Committee and the full Board of Directors determine the awarded bonuses, if any.

Long-term Incentives

        We provide long-term incentives in the form of stock and stock options; customarily stock options. Long-term incentives are a component of variable compensation because the amount of income ultimately earned is dependent upon and varies with Hyperdynamics' common stock price over the term of the option. The stock option awards tie a portion of executive compensation to the stock price and accordingly the financial results of the Company. Hyperdynamics does not use a formula to determine stock and stock option awards to executives. Stock option awards are not designed to be tied to yearly results. Hyperdynamics views stock option awards as a means to encourage equity ownership by executives and thus to generally align the interests of the executives with the stockholders.

        Our 2010 Plan authorizes the Compensation Committee to grant stock options, restricted stock, and stock registered under a Form S-8 registration statement to officers and other key employees. The Compensation Committee implements this authority by awarding stock options designed to align the interests of all senior executives to those of stockholders. This is accomplished by awarding stock options, which rise in value based upon the market price rise of Hyperdynamics' common stock, on a systematic basis.

        We report the estimated fair value of our stock option grants, as determined for accounting purposes in accordance with ASC 718, using either the Black-Scholes option pricing model or a Monte Carlo model, in the Summary Compensation Table and the Grants of Plan-Based Awards Table. The amount reflected for accounting purposes does not reflect whether the executive has or will realize a financial benefit from the awards. Because stock option awards are made at a price equal to or above the market price on the date of grant, stock options have no intrinsic value at the time of grant. We believe the potential appreciation of the option awards over the stock price provide motivation to executives.

Perquisites

        Perquisites are determined on a case-by-case basis and currently, no executive officer receives such perquisites.

How do we determine the amount for each element of executive officer compensation?

        Our policy is to provide compensation packages that are competitively reasonable and appropriate for our business needs. We consider such factors as competitive compensation packages as negotiated with our officers; evaluations of the CEO and other executive officers; achievement of performance goals and milestones as additional motivation for certain executives; officers' ability to work in relationships that foster teamwork among our executive officers; officers' individual skills and expertise, and labor market conditions. We do not, at this time, engage a third-party compensation consultant.

        During the fiscal years ended June 30, 2011, 2012 and 2013, total executive compensation consists of base salary, bonuses and option awards. Generally, the option awards for executives negotiated in the executive's contract, with an exercise price based on the market price on the grant date. Option awards are also granted to employees on a case by case basis throughout the year. Because of the simplicity of the compensation package, there is very little interaction between decisions about the individual elements of compensation.

Administration of Executive Compensation

        The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of the CEO, evaluates the CEO's performance and sets his compensation. The Compensation Committee also reviews the CEO's recommendations for and sets the salaries and bonuses of other key officers and employees. In determining compensation policies and procedures, the Compensation Committee considers the results of shareholder advisory votes on executive compensation and how have the votes effected executive compensation decision and policies.

CEO involvement in compensation decisions

        The CEO makes recommendations to the Compensation Committee concerning the employment packages of all subordinate officers. Neither the CEO nor any other Company officer or employee attends periodic executive sessions of the Compensation Committee.

How compensation or amounts realizable from prior compensation are considered

        The amount of past compensation generally does not affect current year considerations because bonuses and long term incentives are awarded for each individual fiscal year's job performance.

        At our 2011 Annual Meeting, our stockholders approved the compensation of our NEOs. The Compensation Committee viewed the vote as a strong expression of our stockholders' general satisfaction with the Company's current executive compensation programs and the guiding principles described herein. As part of its ongoing review process, the Committee regularly evaluates our compensation programs to ensure they meet changing business needs and support alignment with stockholders' interests.

Tax considerations

        Our compensation plans are designed generally to ensure full tax deductibility of compensation paid under the plans.

        This includes compliance with Section 162(m) of the Internal Revenue Code, which limits our tax deduction for an executive's compensation to $1 million unless certain conditions are met. For fiscal year ended June 30, 2013 the full amount of all compensation provided to all executives was tax deductible to the Company.

Timing, grant date, and exercise price for stock option awards

        Our policy is to award stock options upon hiring of the employee and on a case by case basis throughout the year. Stock option exercise prices are the closing price on the date of grant. We also have made certain awards based on the completion of performance criteria.

Analysis of variations in individual NEO's compensation

        Each NEO's compensation is detailed in the Compensation Tables. For those NEOs who have employment agreements, each such agreement is described under the caption Agreements with Executives and Officers.

Employment Agreements with Current CEO and CFO

        As more fully described below in "Agreements with Executives and Officers," in July 2009, the Compensation Committee approved employment agreements with Ray Leonard, our current CEO and President, and Jason Davis, our former CFO and current Treasurer. In July 2011, the Compensation Committee approved the employment agreement with Paul Reinbolt, our Chief Financial Officer.

COMPENSATION TABLES

        The following tables show salaries, bonuses, incentive awards, retirement benefits and other compensation relating to fiscal years ended June 30, 2013, 2012 and 2011 for our Chief Executive Officer, Chief Financial Officer, and our other NEO's. Columns for which there was no compensation have been omitted.

 SUMMARY COMPENSATION TABLE

Name & Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)(1)	Stock Awards ($) (e)(2)	Option Awards ($) (f)(2)	All Other Compensation ($) (g)(3)	Total ($) (h)
Ray Leonard, President and CEO	2013	400,000	300,000	—	43,660	10,018	753,678
	2012	363,000	363,000	—	223,938	11,065	961,003
	2011	330,000	594,000	—	—	17,626	941,626
Paul Reinbolt, Executive Vice President and CFO(4)	2013	300,000	225,000	—	32,744	—	557,744
	2012	275,000	193,330	—	1,895,386	—	2,363,716
Jason Davis, Vice President Finance and Treasurer	2013	231,000	173,250	—	25,213	—	429,463
	2012	220,000	140,000	—	48,071	—	408,071
	2011	210,000	160,000	—	371,663	16,226	757,889
Michael Palmer, Senior Vice President of Operations(5)	2013	211,750	158,813	—	—	—	370,563
	2012	231,000	135,300	—	41,733	10,001	418,034
	2011	210,000	190,000	—	424,105	28,362	852,467
David Wesson, Controller and Principal Accounting Officer(6)	2013	204,000	153,000	—	22,265	10,220	389,485
	2012	198,000	110,000	—	38,817	10,130	356,947
Paolo Amoruso, Vice President of Legal Affairs and Secretary(7)	2013	242,700	182,025	—	35,608	10,267	470,600

(1)
Column (d): Bonus payments made during the fiscal years ended 2013, 2012 and 2011 were made in June 2013, July 2012 and June 2011.

(2)
Columns (e) and (f): Reflects the grant date fair value, computed in accordance with FASB ASC Topic 718, for option awards granted in fiscal year 2013, 2012 and 2011. For a description of the assumptions used for purposes of determining grant date fair value, see Note 10 to the Financial Statements included in this Annual Report on Form 10-K for the year ended June 30, 2013.

(3)
Columun (g): Payments made for perquisites that include relocation expense and Company matches of the 401(k) plan that exceeded $10,000.

(4)
Paul Reinbolt became our Executive Vice President and Chief Financial Officer in August 2011. As such, the Summary Compensation Table above includes information for Mr. Reinbolt only for fiscal years ended June 30, 2013 and 2012.

(5)
On April 26, 2013, Michael Palmer submitted his resignation to us resigning his positions with us and our subsidiaries. His resignation was effective on May 31, 2013.

(6)
David Wesson was appointed our Principal Accounting Officer in October 2011. As such, the Summary Compensation Table above includes information for Mr. Wesson only for fiscal years ended June 30, 2013 and 2012.

(7)
Paolo Amoruso, our Vice President and Secretary, became an NEO effective June 25, 2013 . As such, the Summary Compensation Table above includes information for Mr. Amoruso only for the fiscal year ended June 30, 2013.

Bonuses and Stock Awards

        The following tables show cash and stock awards made to the named executives in fiscal year 2013 and their outstanding equity awards at the end of fiscal year 2013.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2013

Name (a)	Action Date (b)	Grant Date(3) (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	All Other Option Awards: Number of Securities Underlying Options (#)(f)(1)	Exercise or Base Price of Option Awards ($/Share) (g)(1)	Grant Date Fair Value Awards of Stock & Options ($) (h)
Ray Leonard	6/25/2013	6/25/2013				18,750	$3.60	$43,660
Paul Reinbolt	6/25/2013	6/25/2013				14,062	3.60	32,744
Jason Davis	6/25/2013	6/25/2013				10,828	3.60	25,213
David Wesson	6/25/2013	6/25/2013				9,562	3.60	22,265
Paolo Amoruso	11/21/2012	11/21/2012				1,875	6.56	9,119
Paolo Amoruso	6/25/2013	6/25/2013				11,376	3.60	26,489

(1)
The share amounts and exercise prices reflected in this table have been adjusted to give effect to the reverse split.

 OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

Name (a)	No. of Securities Underlying Unexercised Options Exercisable (#)(b)(1)	No. of Securities Underlying Unexercised Options Unexercisable (#)(c)(1)	Option Exercise Price ($/Share) (d)(1)	Option Expiration Date (e)	No. of Shares or Units of Stock That Have Not Vested (#)(f)	Market Value of Shares or Units of Stock That Have Not Vested ($)(g)
Ray Leonard	122,083	170,418	3.92	7/22/2014	—	—
Ray Leonard	15,109	30,266	6.72	6/29/2017	—	—
Ray Leonard	—	18,750	3.6	6/25/2018	—	—
Paul Reinbolt	25,000	75,000	25.92	8/8/2016	—	—
Paul Reinbolt	4,023	8,060	6.72	6/29/2017	—	—
Paul Reinbolt	—	14,062	3.60	6/25/2018	—	—
Jason Davis	20,125	—	12.88	10/9/2014	—	—
Jason Davis	12,500	—	7.2	1/8/2015	—	—
Jason Davis	2,500	—	40.24	2/15/2021	—	—
Jason Davis	10,000	—	34.4	6/30/2021	—	—
Jason Davis	208	417	20.16	1/30/2017	—	—
Jason Davis	2,913	5,837	6.72	6/29/2017	—	—
Jason Davis	—	10,828	3.60	6/25/2018	—	—
Michael Palmer (former officer)	16,667	—	8.48	5/31/2014	—	—
Michael Palmer (former officer)	3,125	—	31.68	5/31/2014	—	—
Michael Palmer (former officer)	5,937	—	34.4	5/31/2014	—	—
Michael Palmer (former officer)	2,818	—	6.72	5/31/2014	—	—
David Wesson	11,250	—	10.32	4/5/2020	—	—
David Wesson	1,250	—	24.64	12/3/2020	—	—
David Wesson	5,625	—	34.4	6/30/2021	—	—
David Wesson	208	417	20.16	1/30/2017	—	—
David Wesson	2,289	4,586	6.72	6/29/2017	—	—
David Wesson	—	9,562	3.60	6/25/2018	—	—
Paolo Amoruso	11,250	—	8.8	6/21/2020	—	—
Paolo Amoruso	1,250	—	24.64	12/3/2020	—	—
Paolo Amoruso	6,875	—	34.4	6/30/2021	—	—
Paolo Amoruso	625	625	33.52	9/20/2016	—	—
Paolo Amoruso	208	417	20.16	1/30/2017	—	—
Paolo Amoruso	3,791	7,594	6.72	6/29/2017	—	—
Paolo Amoruso	—	1,875	6.56	11/21/2017	—	—
Paolo Amoruso	—	11,376	3.60	6/25/2018	—	—

(1)
The share amounts and exercise prices reflected in this table have been adjusted to give effect to the reverse split.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2013

Name (a)	No. of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	No. of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ray Leonard(2)	94,999	221,698	—	—

(1)
The share amounts and exercise prices reflected in this table have been adjusted to give effect to the reverse split.

(2)
Mr. Leonard exercised 50,000 options on July 2, 2012, 10,000 options on July 17, 2012, 31,249 options on September 17, 2012, and 3,750 options on February 8, 2013.

Agreements with Current Executives and Officers

        Paul Reinbolt, our Chief Financial Officer, entered into an employment agreement effective August 8, 2011. This agreement has a three year term. He will receive an annual base salary of $250,000, increasing to $275,000 upon the completion of six months of employment. Mr. Reinbolts' base salary increased to $300,000 effective July 1, 2012. He also will be eligible for annual adjustments in the form of increases to his base salary. In addition to his base salary, he will receive a cash award opportunity with a target amount of 50% of his base salary and maximum amount of 100% of the base salary, subject to such other terms, conditions and restrictions as may be established by our Board of Directors or compensation committee. He will receive stock options in an amount equal to 50% of the number of dollars of the cash award. In other words, if the cash award is $200,000, he will receive an award of 12,500 incentive stock options (after giving effect to the reverse split). The stock options will have an exercise price equal to the fair market value of our common stock on the date of grant, with one-third of these options vesting on each anniversary of the date of grant, and expiring five years after issuance and otherwise governed by the terms of our stock plan under which they were granted. On June 25, 2012, our Board of Directors authorized, effective July 1, 2012, an increase in the maximum amount of his annual cash bonus to 150% of his base salary.

        Effective August 8, 2011, an award of an option to purchase 50,000 shares of our common stock (after giving effect to the reverse split) under our 2010 Plan was made to Mr. Reinbolt at an exercise price of $25.92, with 50% of the amount vesting on the first day of the month occurring one year thereafter, and the remaining 50% of the amount vesting on the first day of the month occurring two years thereafter. The options have a five year term. Of this 50,000 share option grant, options to purchase 25,000 shares (after giving effect to the reverse split) will immediately vest if we terminate his employment without cause, which solely for purposes of that provision includes financial impropriety or an intentional act materially injuring us. On August 8, 2011, an award of an option to purchase an additional 50,000 shares of our common stock (after giving effect to the reverse split) under our 2010 Plan was made to Mr. Reinbolt at an exercise price of $25.92 (after giving effect to the reverse split), with 50% of these options vesting if and when our stock price closes at $72 per share (after giving effect to the reverse split) for five consecutive trading days, and with the remaining 50% vesting if and when our stock price reaches a closing price of $96 per share (after giving effect to the reverse split) for five consecutive trading days. These options have a five-year term.

        The Employment Agreement with Mr. Reinbolt may be earlier terminated by us in the event of his death or inability to perform, or for cause, including material breach of his duties. Mr. Reinbolt may terminate the Employment Agreement for good reason, including a material reduction in his reporting responsibilities or a change of more than 75 miles in the location of his principal place of employment. Either we or Mr. Reinbolt may terminate the Employment Agreement without cause or without good reason. If we terminate Mr. Reinbolt without cause, or if Mr. Reinbolt terminates for good reason, then Mr. Reinbolt will be entitled to receive one year's base salary, his bonus award at the target level for the performance period in effect on the employment termination date, and full vesting of all stock option and restricted stock awards held by him with a twelve month period to exercise (or the expiration of the award term, if that occurs sooner).

        If Mr. Reinbolt's employment is terminated during the two year period following a change of control for any reason other than death, inability to perform, or cause, or by him for good reason, and our stock price is above $9.00 per share, then he will be entitled to receive a lump-sum amount equivalent to one year's base salary plus his bonus award at the target level for the performance period in effect on the employment termination date, and he will have full vesting of all stock option and restricted stock awards held by him with a twelve month period to exercise (or the expiration of the award term, if that occurs sooner). The lump sum payment is to be made on the 60th business day after the employment termination date. If our stock price is between $60.00 and $72.00 (after giving effect to the reverse split), then he will receive the payments and benefits stated above, but the cash payment will be reduced by 50%. Assuming a termination date of the last business date of the last business day of the fiscal year (June 28, 2013), for purposes of the above, our stock price on that date would equal $3.84 (after giving effect to the reverse split) and thus, would not trigger a lump-sum payment. In addition to the foregoing payments and benefits related to a change in control, if Mr. Reinbolt chooses to continue coverage under our health plan in accordance with COBRA, then we will reimburse him during the 18 month period following termination for the difference between the total amount of the COBRA premiums for the same coverage as in effect on termination that are actually paid by him and the total monthly amount of the same premiums charged to active senior executives of ours for health insurance coverage. The Employment Agreement also includes provisions for safeguarding of our confidential information and non-solicitation activities during employment and for a two year period subsequent to termination. Mr. Reinbolt notified us that he will resign his positions with us effective December 31, 2013.

        Jason Davis, our Vice President and Treasurer, entered into an employment agreement effective as of July 1, 2009. This agreement had a two-year term that automatically extended for successive one-year periods following the end of the initial two-year term unless otherwise terminated by delivery of written notice by either party no less than two months prior to the first day of any one-year extension period. The agreement provided that Mr. Davis would serve as our Chief Financial Officer and Principal Accounting Officer. Mr. Davis subsequently assumed the position of Vice President of Finance in July 2010. Under the terms of the agreement, Mr. Davis would receive an annual base salary of $185,000, which may be further increased at the sole discretion of the Compensation Committee. This annual base salary was increased to $200,000 effective January 1, 2010. Mr. Davis' salary could be paid $92,500 per year in cash plus $92,500 payable in common stock under a 10b5-1 plan. The Company has opted to pay all base salary in cash. Mr. Davis is also eligible to receive performance bonus(es) as determined and agreed to from time to time by the Chief Executive Officer and the Board of Directors. Mr. Davis will also be eligible to participate, in the sole discretion of the Compensation Committee, in any long-term incentive arrangements we make available to our executive officers from time to time. In connection with his hiring, we granted Mr. Davis an option to purchase 5,625 shares of our common stock (after giving effect to the reverse split) at an exercise price of $3.36 (after giving effect to the reverse split) which immediately vested and expire three years after issuance. Under his employment agreement, Mr. Davis was eligible to receive quarterly option grant to purchase 2,875 shares of our common stock (after giving effect to the reverse split). On October 12, 2009, the Board of Directors approved an amendment to Mr. Davis' employment agreement that modified the foregoing quarterly option grant provisions under his employment agreement. Instead of making future quarterly option grants (following October 2009), the Board of Directors elected to grant Mr. Davis an option to purchase 20,125 shares of common stock (after giving effect to the reverse split). The option has an exercise price of $12.88, which was the closing price of our common stock on October 9, 2009 (after giving effect to the reverse split) or the trading date immediately preceding the date of grant, a term for five years from the date of grant, and will vest 33% on the anniversary date during each of the three years following the grant date. Finally, Mr. Davis will receive certain standard benefits, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, two weeks of paid vacation each calendar year, and participation by Mr. Davis and his spouse and dependents in all benefits, plans and programs available to our executive employees. Mr. Davis' employment agreement was not renewed and therefore terminated pursuant its terms. Notwithstanding the foregoing, Mr. Davis remains employed by the Company as our Vice President of Finance and continues to hold the position of Treasurer of the Company.

        We entered into a three-year employment agreement with Ray Leonard, our current CEO, President and Director effective as of July 22, 2009, as amended, effective December 11, 2009. On September 10, 2012, effective as of July 23, 2012, we entered into an amended and restated employment agreement with Mr. Leonard. The agreement, as amended and restated, has a one-year term that is automatically extended for successive one-year periods following the end of the initial one-year term unless otherwise terminated by delivery of written notice by either party prior to May 31 of each period. The agreement provides that Mr. Leonard will serve as our President and Chief Executive Officer. Mr. Leonard's current base salary is $400,000, which is subject to annual adjustments, at the discretion of the Board, but in no event shall the Company pay Mr. Leonard a base salary less than that set forth above, or any increased base salary later in effect, without the consent of Mr. Leonard.

        In connection with our hiring of Mr. Leonard in July 2009, we granted Mr. Leonard an option to purchase 62,500 shares of our common stock (after giving effect to the reverse split) at an exercise price of $3.92 (after giving effect to the reverse split) which immediately vested. Mr. Leonard was also granted options to purchase 37,500 shares of our common stock (after giving effect to the reverse split) at an exercise price of $3.92 that vest on a monthly basis over five years. Both of these options will expire five years after issuance.

        In connection with the commencement of Mr. Leonard's employment in 2009, a stock option award was made, with trigger events of the following three cumulative net cash to us equity capital money raising transactions:

  •
  When $8 million cumulative is raised, the award is 26,250 stock options (after giving effect to the reverse split).

  •
  When $20 million cumulative is raised, the award is 48,750 stock options (after giving effect to the reverse split).

  •
  When $30 million cumulative is raised, the award is 75,000 stock options (after giving effect to the reverse split).

        All awards vest 1/36 per month over a three-year period from the trigger event. The Performance Option-Grant Awards options have a five year life, and the exercise price is $3.92. All trigger events were satisfied.

        The 2009 stock option award also provided for trigger events based on achieving the following share price thresholds, which have been adjusted to give effect to the reverse split:

$16.00/share	11,250 stock options
$24.00/share	26,250 stock options
$40.00/share	75,000 stock options
$72.00/share	150,000 stock options

        All awards vest 1/36 per month over a three-year period from the trigger event. These Performance Option-Grant Awards options have a five-year life, and the exercise price is $3.92 (after giving effect to the reverse split). For awards related to the $16.00 and $24.00 share price (after giving effect to the reverse split), the stock option is earned if the closing price of the shares trade at or above the target price for 15 consecutive trading days. For awards related to the $40.00 and $72.00 share price (after giving effect to the reverse split), the stock option is earned if the closing price of the shares trade at or above the target price for 5 consecutive trading days. All trigger events were satisfied, except for the $72.00 share price (after giving effect to the reverse split).

        As part of the annual review of Mr. Leonard's performance, on June 25, 2013, we granted Mr. Leonard five-year options to purchase 18,750 shares of our common stock (as adjusted to give effect to the reverse split) at $3.60 per share based on the market value on the stock on the date of grant. The options vest in equal amounts over a three-year period.

        Beginning with the effective date of the amended employment agreement, Mr. Leonard will participate in any incentive compensation plan ("ICP") applicable to Mr. Leonard's position, as may be adopted by us from time to time and in accordance with the terms of such plan(s). Mr. Leonard's cash target award opportunity under the ICP will be 100% of his base salary with a threshold of 50% and a 200% maximum, and shall be subject to such other terms, conditions and restrictions as may be established by the Board or the Compensation Committee. He also will receive stock options in an amount equal to 50% of the number of dollars of the cash award. In other words, if the cash award is $200,000, he will receive an amount of options to purchase 12,500 shares of our common stock (after giving effect to the reverse split). The stock options will have an exercise price equal to the fair market value of our common stock on the date of grant, with one-third of these options vesting on each anniversary of the date of grant, and expiring five years after issuance. Annually, Mr. Leonard will develop a proposed set of current year performance metrics that are subject to review and approval by the Board and/or the Compensation Committee. Since the inception of Mr. Leonard's employment, the metrics for his bonus award have been based on annual objectives related to advancing our exploration activities and/or achieving funding from equity capital raises or participation in the Concession or stock price appreciation.

        Finally, Mr. Leonard will receive certain standard benefits, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, four weeks of paid vacation each calendar year, and participation by Mr. Leonard and his spouse and dependents in all benefits, plans and programs available to our executive employees.

        The Employment Agreement with Mr. Leonard may be earlier terminated by us in the event of his death or inability to perform, or for cause, including material breach of his duties involving fraud. Mr. Leonard may terminate the Employment Agreement for good reason, including a material reduction in his reporting responsibilities or a change of more than 75 miles in the location of his principal place of employment. Either we or Mr. Leonard may terminate the Employment Agreement without cause or without good reason. If we terminate Mr. Leonard without cause, or if Mr. Leonard terminates for good reason, or upon expiration of the employment term due to our notice to terminate, then Mr. Leonard will be entitled to receive one year's base salary, his bonus award at the target level for the performance period in effect on the employment termination date, and full vesting of all stock option and restricted stock awards held by him with a twelve month period to exercise (or the expiration of the award term, if that occurs sooner).

Director Compensation for Fiscal Year Ended June 30, 2013

        The following table sets forth compensation amounts for our Independent Directors for the fiscal year ended June 30, 2013.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)		All Other Compensation ($)	Total ($)
Ray Leonard(2)	—	—	—		—	—
Robert A. Solberg	78,000	—	52,618	(3)	—	130,618
William O. Strange	76,000	—	52,618	(4)	—	128,618
Herman Cohen	70,000	—	52,618	(5)	—	122,618
Lord David Owen	60,000	—	52,618	(6)	—	112,618
Fred Zeidman	66,000	—	52,618	(7)	—	118,618
Ian Norbury	60,000	—	38,622	(8)	—	98,622

(1)
The share amounts reflected in this table have been adjusted to give effect to the reverse split.

(2)
We do not provide additional compensation to employees who also serve as directors for their service on the Board of Directors. All compensation paid to Mr. Leonard is reflected above in the Summary Compensation Table.

(3)
During the year ended June 30, 2013, on July 2, 2012, Mr. Solberg received five year options to purchase 7,500 shares, with 50% vesting on July 2, 2013 and 50% vesting on July 2, 2014. Additionally, on June 25, 2013, Mr. Solberg received 5 year options to purchase 7,500 shares, with 50% vesting on June 25, 2014 and 50% vesting on June 25, 2015.

(4)
During the year ended June 30, 2013, on July 2, 2012, Mr. Strange received five year options to purchase 7,500 shares, with 50% vesting on July 2, 2013 and 50% vesting on July 2, 2014. Additionally, on June 25, 2013, Mr. Strange received 5 year options to purchase 7,500 shares, with 50% vesting on June 25, 2014 and 50% vesting on June 25, 2015.

(5)
During the year ended June 30, 2013, on July 2, 2012, Mr. Cohen received five year options to purchase 7,500 shares, with 50% vesting on July 2, 2013 and 50% vesting on July 2, 2014. Additionally, on June 25, 2013, Mr. Cohen received 5 year options to purchase 7,500 shares, with 50% vesting on June 25, 2014 and 50% vesting on June 25, 2015.

(6)
During the year ended June 30, 2013, on July 2, 2012, Lord Owen received five year options to purchase 7,500 shares, with 50% vesting on July 2, 2013 and 50% vesting on July 2, 2014. Additionally, on June 25, 2013, Lord Owen received 5 year options to purchase 7,500 shares, with 50% vesting on June 25, 2014 and 50% vesting on June 25, 2015.

(7)
During the year ended June 30, 2013, on July 2, 2012, Mr. Zeidman received five year options to purchase 7,500 shares, with 50% vesting on July 2, 2013 and 50% vesting on July 2, 2014. Additionally, on June 25, 2013, Mr. Zeidman received 5 year options to purchase 7,500 shares, with 50% vesting on June 25, 2014 and 50% vesting on June 25, 2015.

(8)
During the year ended June 30, 2013, on January 24, 2013, Mr. Norbury received five year options to purchase 7,500 shares, with 50% vesting on January 25, 2014 and 50% vesting on January 25, 2015. Additionally, on June 25, 2013, Mr. Norbury received 5 year options to purchase 7,500 shares, with 50% vesting on June 25, 2014 and 50% vesting on June 25, 2015.

Director Compensation Arrangements

        The compensation program for our independent directors consists of the following:

  •
  Cash compensation consisting of quarterly payments, as applicable, of: (i) $11,000 for services as a director, (ii) $5,000 for service as the chairman of the Audit Committee and Government Relations Committee, (iii) $2,500 for service as a member of the Audit Committee or Government Relations Committee, (iv) $1,500 for service as a member of the Compensation Committee, Nominating and Corporate Governance Committee and Technical Committee, and (v) $3,000 for service as the chairman of the Compensation Committee, Nominating and Corporate Governance Committee and Technical Committee.

  •
  An annual grant, pursuant to our 2010 Equity Incentive Plan, of options to purchase shares of our common stock. The options are to be granted on or about July 1st of each year, have an exercise price equal to the then current closing price of our common stock, vest 50% on the first anniversary of the grant date and vest the remaining 50% on the second anniversary of the grant date. The options have a 5 year term.

Director Option Grants

        The Board made grants of options to our directors on July 2, 2012 for the fiscal year ended June 30, 2013 (with the exception of Mr. Norbury, who received his initial grant when he joined the Board in January 2013) and on June 25, 2013 for the fiscal year ended June 30, 2014, as reflected in the table below. The grants were made pursuant to our 2010 Equity Incentive Plan. The options granted on July 2, 2012 have an exercise price of $6.48 per share, which was the closing price of our common stock on July 2, 2012 (as adjusted to give effect to the reverse split), have a term for five years from the date of grant, and vest 50% on July 2, 2013 and 50% on July 2, 2014. The options granted to Mr. Norbury on January 25, 2013 have an exercise price of $4.56 per share, which was the closing price of our common stock on January 25, 2013 (as adjusted to give effect to the reverse split), have a term for five years from the date of grant, and vest 50% on January 25, 2014 and 50% on January 25, 2015. The options granted on June 25, 2013 have an exercise price of $3.60 per share, which was the closing price of our common stock on June 25, 2013 or the trading date immediately preceding the date of grant (as adjusted to give effect to the reverse split), have a term for five years from the date of grant, and vest 50% on June 25, 2014 and 50% on June 24, 2015. The following table sets forth the number of shares of our common stock underlying the options granted to each of our independent directors during the fiscal year ended June 30, 2013:

Name of Director	Shares of Common Stock Underlying Options Granted for Fiscal Year Ending June 30, 2014(1)	Shares of Common Stock Underlying Options Granted for Fiscal Year Ended June 30, 2013(1)
Robert A. Solberg	7,500	7,500
William O. Strange	7,500	7,500
Fred Zeidman	7,500	7,500
Herman Cohen	7,500	7,500
Lord David Owen	7,500	7,500
Ian Norbury	7,500	7,500

(1)
The share amounts reflected in this table have been adjusted to give effect to the reverse split.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Messrs. Cohen, Solberg, Strange and Zeidman, all of whom are considered to be independent. None of these individuals is or has been an officer or employee of Hyperdynamics during the fiscal year ended June 30, 2013 or as of the date of this proxy statement, or is serving or has served as a member of the compensation committee of another entity that has an executive officer serving on the Compensation Committee. No executive officer of Hyperdynamics served as a director of another entity that had an executive officer serving on the Compensation Committee. Finally, no executive officer of Hyperdynamics served as a member of the compensation committee of another entity that had an executive officer serving as a director of the Company.

Compensation Committee Report

        The Compensation Committee, consisting of Messrs. Cohen, Solberg, Strange and Zeidman, is responsible for establishing and administering the executive compensation programs of Hyperdynamics. The Compensation Committee of Hyperdynamics has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report.

THE COMPENSATION COMMITTEE
/s/ ROBERT A. SOLBERG
/s/ HERMAN COHEN
/s/ WILLIAM O. STRANGE
/s/ FRED ZEIDMAN

 PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board has appointed Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2014. The Board will reconsider the appointment if it is not ratified. The affirmative vote of a majority of the votes cast at the meeting is required for ratification.

        A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to questions.

Audit, Audit-related and Other Fees

        Aggregate fees for professional services rendered to the Company by Deloitte & Touche LLP for the years ended June 30, 2013 and 2012 were as follows:

	Years ended June 30,
	2013	2012
Audit Fees(1)	$544,645	$650,000
Audit-related fees(2)	9,261	29,000
All other fees(3)	—	309,000

Total	$553,906	$988,000

(1)
Fiscal 2013 and 2012 audit fees were billed to us by our Certifying Accountant: Deloitte & Touche LLP, for professional services related to their audit of our annual financial statements in our Form 10K, Sarbanes-Oxley 404 attest services, reviews of our unaudited quarterly financial statements included in our Form 10-Qs and registration statements for the fiscal year ended June 30, 2012. Included in fiscal 2012 audit fees are $50,000 in fees attributable to incremental time and expenses associated with the fiscal 2011 audit.

(2)
Fiscal 2013 audit related fees include $9,261 billed to us by Deloitte and Touche LLP for professional services rendered for assurance and related services that were reasonably related to the performance of audit or review of the Company's financial statements.

Fiscal 2012 audit related fees include $29,000 billed to us by our Certifying Accountant: Deloitte & Touche LLP, for professional services rendered for assurance and related services that were reasonably related to the performance of audit or review of the Company's financial statements.

(3)
Our Certifying Accountant: Deloitte & Touche LLP, billed us $309,000 for professional services rendered for all other services for the fiscal year ended June 30, 2012. These fees pertained to due diligence performed on a prospective investment.

Audit Committee Pre-Approval

        Our Audit Committee Charter provides that either (i) the Audit Committee shall pre-approve all auditing and non-auditing services of the independent auditor, subject to deminimus exceptions for other than audit, review or attest services that are approved by the Audit Committee prior to completion of the audit; or (ii) the engagement of the independent auditor be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. The Audit Committee pre-approved 100% of GBH CPAs, PC and Deloitte & Touche LLP fees, respectively, for audit services in year 2012 and 2013. Except as indicated above, there were no fees other than audit fees for years 2012 and 2013, and the auditors engaged performed all the services described above with their full time permanent employees.

Vote Required; Recommendation of the Board of Directors

        The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending June 30, 2014 will be approved if a majority of the votes cast at the Annual Meeting are voted "FOR" this proposal. Abstentions and "broker non-votes" will not be counted as votes cast and therefore will not affect the determination as to whether this proposal is approved.

The Board recommends a vote FOR the ratification
of the appointment of the independent registered public accounting firm.

 COMMUNICATION WITH DIRECTORS AND EXECUTIVE OFFICERS

        Stockholders and others who wish to communicate with the Board or any particular Director, including the Independent Director presiding over executive session meetings of Independent Directors, or with any executive officer of the Company, may do so by writing to Paolo Amoruso, Secretary, 12012 Wickchester Lane, Suite 475, Houston, Texas 77079.

        All such correspondence is reviewed by the Secretary's office, which logs the material for tracking purposes. The Board has asked the Secretary's office to forward to the appropriate Director(s) all correspondence, except for personal grievances, items unrelated to the functions of the Board, business solicitations, advertisements and materials that are profane.

OTHER MATTERS

        The Company does not currently know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the proxy holders will vote your proxy in their discretion on such matters.

STOCKHOLDER PROPOSALS

        In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2014 fiscal year, proposals by individual stockholders must be received by us no later than June 26, 2014, which is 120 days prior to October 24, 2014, the anniversary date on which we released the proxy materials for the 2014 Annual Meeting. According to Rule 14a-5(e), if we change the date of the annual meeting by more than 30 days from the date of our 2014 Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials.

        In order for a stockholder business proposal or nomination for director to be properly brought before next year's annual meeting of stockholders following the end of our 2014 fiscal year, the stockholder must have delivered a notice to the Secretary at the principal executive offices of the Company not earlier than the close of business on August 7, 2014, which is 120 days prior to December 5, 2014, which is the one-year anniversary of the 2014 Annual Meeting, and not later than September 6, 2014, which is the 90th day prior to December 5, 2014 (the one-year anniversary of the 2014 Annual Meeting); provided, however, that in the event that the date of the 2015 annual meeting is more than 30 days before or more than 60 days after December 5, 2014 (the one-year anniversary of the 2014 Annual Meeting), notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of the 2015 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2015 annual meeting or, if the first public announcement of the date of the 2015 annual meeting is less than 100 days prior to the date of the 2015 annual meeting, the 10th day following the day on which public announcement of the date of the 2015 meeting is first made by the Company. If the number of directors to be elected to the Board is increased effective after the time period for which nominations would otherwise be due pursuant to the Amended and Restated Bylaws, and there is no public announcement by the Company naming the nominees for the additional directorships by August 27, 2014, which is 100 days prior to December 5, 2014 (the one-year anniversary of the 2014 Annual Meeting), the stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is be delivered as described above not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. Stockholders submitting a notice of a proposal must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, as well as with the requirements of the Company's Amended and Restated Bylaws.

Dated: October 22, 2013

/s/ ROBERT A. SOLBERG Robert A. Solberg Chairman of the Board

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025949.0103\4818-4074-0118.8. 12012 WICKCHESTER LANE, SUITE 475 HOUSTON, TEXAS 77079 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921- 8500 from foreign countries Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M19037-P88497 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HYPERDYNAMICS CORPORATION The Board of Directors recommends you vote FOR the below proposals and nominees: 1. To elect seven director nominees. Nominees: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For all Except” and write the number(s) of the nominee(s) on the line below. ____________________________________ 01) Ray Leonard 02) Robert A. Solberg 03) Herman Cohen 04) William O. Strange 05) Lord David Owen 06) Fred Zeidman 07) Ian Norbury For Against Abstain 2. Ratify the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending June 30, 2014. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR each of the nominees listed in proposal 1 and FOR proposal 2. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

025949.0103\4818-4074-0118.8. HYPERDYNAMICS CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS DECEMBER 5, 2013 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on December 5, 2013: The Notice, Proxy Statement, Proxy Card and Form 10-K are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=17141. M19038-P88497 HYPERDYNAMICS CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS DECEMBER 5, 2013 The undersigned hereby appoints Ray Leonard and Robert A. Solberg, or either of them, as proxies each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all the shares of common stock of Hyperdynamics Corporation (the “Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Westin Galleria Hotel, 5060 West Alabama, Houston, Texas 77056, on Thursday, December 5, 2013 at 9:00 a.m. (CST), and at any adjournment or postponement thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ON THE REVERSE SIDE AND “FOR” PROPOSAL 2. This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given by the person(s) executing this proxy, the shares will be voted “FOR” the election of each of the nominees for director named on the reverse side and “FOR” proposal 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE OR VOTE VIA THE INTERNET OR TELEPHONE AS INDICATED ON THE REVERSE SIDE CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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PROPOSAL 1. ELECTION OF DIRECTORS
BOARD OF DIRECTORS
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Equity Compensation Plan Information
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2013
OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2013
DIRECTOR COMPENSATION
PROPOSAL 2.
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMMUNICATION WITH DIRECTORS AND EXECUTIVE OFFICERS
OTHER MATTERS
STOCKHOLDER PROPOSALS